EXHIBIT 9
                                    ---------


                              Gotham Partners, L.P.
                              110 East 42nd Street
                            New York, New York 10017


                                                                 January 8, 1998

BY HAND DELIVERY
----------------

Paul F. Levin, Esq.
Secretary
First Union Real Estate Equity
  and Mortgage Investments
55 Public Square, Suite 1900
Cleveland, Ohio  44113-1937

Dear Mr. Levin:

     Gotham Partners, L.P. ("Gotham"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments (the "Company"), hereby gives notice of the following to the Secretary of the Company pursuant to Article I, Section 7 of the By-Laws of the Company:

     1.  Gotham hereby nominates William A. Ackman, David P. Berkowitz and James
         A. Williams for election as Class II Trustees to the Board of Trustees of the Company at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof).

     2. Gotham hereby makes the proposal attached as Exhibit A hereto for consideration by the Beneficiaries at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) (the "Proposal").

     3. Gotham hereby nominates Daniel Shuchman and Steven S. Snider for election to the two Class I seats on the Board of Trustees of the Company created as a result of the adoption of the Proposal; Mary Ann Tighe and Stephen J. Garchik for election to the two Class II on the Board of Trustees of the Company created as a result of the adoption of the Proposal; and David S. Klafter and Daniel J. Altobello for election to the two Class III seats on the Board of Trustees of the Company created as a result of the adoption of the Proposal; such elections to be held immediately following the approval of the Proposal by the Beneficiaries at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting held in lieu thereof).

     4. Gotham hereby nominates Richard A. Mandel for election to the Board of Trustees of the Company, provided that Mr. Mandel shall stand for election only in the event that any of Gotham's nominees named in paragraphs 1 or 3 above is unable for any reason to serve as a Trustee of the Company.

     Pursuant to Article I, Section 7 of the By-Laws of the Company, the following documentation is included herewith: (i) the information specified in
Article I, Section 7(c)(i) of the By-Laws of the Company with respect to each of Gotham's nominees for election to the Board of Trustees, which is attached as Exhibit B hereto; (ii) a brief description of the Proposal and a statement of Gotham's reasons for making the Proposal, which is attached as Exhibit C hereto;
(iii) the information required to be provided pursuant to Article I, Sections 7(c)(iii), (iv) and (v) of the By-Laws of the Company, which is attached as Exhibit D hereto; (iv) a certification by Gotham that each of Gotham's nominees meets all of the qualifications for Trustees set forth in the Amended Declaration of Trust of the Company; and (v) a certification by Gotham that the Proposal does not conflict with or violate any provision of the Declaration of Trust of the Company.

     If you have any questions concerning this notice or any related legal matters, please contact our counsel, Alexander R. Sussman of Fried, Frank, Harris, Shriver & Jacobson, at (212) 859-8551.

                           Very truly yours,

                           GOTHAM PARTNERS, L.P.

                           By: Section H Partners, L.P.,
                               its general partner

                               By: DPB Corporation,
                                   a general partner of Section H Partners, L.P.


                                   By:  /s/ David P. Berkowitz
                                      ------------------------------------------
                                      David P. Berkowitz
                                      President


                               By: Karenina Corporation,
                                   a general partner of Section H Partners, L.P.


                                   By:  /s/  William A. Ackman
                                      ------------------------------------------
                                      William A. Ackman
                                      President

                                                                       EXHIBIT A
                                                                       ---------



                                    Proposal
                                    --------



     Gotham Partners, L.P. ("Gotham Partners"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments ("the Company"), meeting the qualifications set forth in Article I, Section 7 of the By-Laws of the Company, sets forth the following proposal to be considered by the Beneficiaries of the Company at the Company's 1998 Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof):

Proposed, in accordance with Article VIII, Section 8.1 of the Company's Amended Declaration of Trust, dated July 25, 1986,

          (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) to be fixed at fifteen (an increase of six members); and

          (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

          (iii) that, at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph (ii) above.


                                                                     EXHIBIT  B
                                                                     ----------



                           Trustee Nominee Information
                           ---------------------------


The following is the information required to be given by Gotham Partners, L.P. ("Gotham") with respect to its nominees for election to the Board of Trustees of First Union Real Estate Equity and Mortgage Investments (the "Company") pursuant to Article I, Section 7(c) of the By-Laws of the Company. All of such nominees have an understanding with Gotham whereby they have agreed to be nominated to the Board of Trustees by Gotham, and to serve on such Board if elected. In addition, Gotham has agreed to indemnify each of the nominees for any liability incurred by such nominee in connection with his or her nomination for election to the Board of Trustees. None of the nominees has held any position or office with the Company or with an entity affiliated with the Company since January 1, 1993.


WILLIAM A. ACKMAN
-----------------

ADDRESS: 150 Columbus Avenue, Apt. 4D, New York, New York 10023

DATE OF BIRTH: May 11, 1966 (age 31)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Ackman has been the Vice President, Secretary and Treasurer of GPLP Management Corp., the Managing Member of Gotham Partners Management Co. LLC, an investment management firm (and the General Partner of its predecessor entity). Mr. Ackman has been employed by Gotham Partners Management Co. LLC and its predecessor entity since January 1, 1993. Mr. Ackman was a general partner of Section H Partners, L.P., the General Partner of the Gotham Partners, L.P. and Gotham Partners II, L.P. investment funds, from January 1, 1993 through September 1993. Mr. Ackman has been the President, Secretary and Treasurer of Karenina Corporation, a general partner of Section H Partners, L.P. since October 1993.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DANIEL J. ALTOBELLO
-------------------

ADDRESS: 9727 Avenel Farm Drive, Potomac, Maryland 20854

DATE OF BIRTH: February 28, 1941 (age 56)

CITIZENSHIP: United States

BUSINESS ADDRESS: ONEX Food Services, Inc., 6550 Rock Spring Drive, Bethesda, Maryland 20817

EMPLOYMENT HISTORY: Mr. Altobello has been the Chairman of the Board of ONEX Food Services, Inc., an airline catering company, since September 1995. Mr. Altobello has been a partner in Ariston Investment Partners, a consulting firm, since September 1995. Mr. Altobello was the Chairman, President and Chief Executive Officer of Caterair International Corporation, an airline catering company, from January 1, 1993 until September 1995.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: Mr. Altobello is a member of the Boards of Directors of American Management Systems, Inc. and Colorado Prime Corporation.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DAVID P. BERKOWITZ
------------------

ADDRESS: 2109 Broadway, New York, New York 10023

DATE OF BIRTH: March 10, 1962 (age 35)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Berkowitz has been the President of GPLP Management Corp., the Managing Member of Gotham Partners Management Co. LLC, an investment management firm (and the General Partner of its predecessor entity). Mr. Berkowitz has been employed by Gotham Partners Management Co. LLC and its predecessor entity since January 1, 1993. Mr. Berkowitz was a general partner of Section H Partners, L.P., the General Partner of Gotham Partners, L.P. and Gotham Partners II, L.P. investment funds, from January 1993 through September 1993. Mr. Berkowitz has been the President, Secretary and Treasurer of DBP Corporation, a general partner of Section H Partners, L.P. since October 1993.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.

ADDRESS: 56 East 92nd Street, New York, New York 10128


STEPHEN J. GARCHIK
------------------

ADDRESS: 9605 Sotweed Drive, Potomac, Maryland 20854

DATE OF BIRTH: March 12, 1954 (age 43)

CITIZENSHIP: United States

BUSINESS ADDRESS: The Evans Company, 8251 Greensboro Drive, Suite 850, McLean, Virginia 22102

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Garchik has been the President of The Evans Company, a commercial real estate development and management firm. Mr. Garchik has been the Chairman of Florida Golf Partners, L.P., a golf course ownership, operation and development enterprise, since July 1996.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DAVID S. KLAFTER
----------------

ADDRESS: 119 Waverly Place, Apt. 3, New York, New York 10011

DATE OF BIRTH: February 24, 1955 (age 42)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Mr. Klafter has been an in-house counsel and investment analyst at Gotham Partners Management Co. LLC, an investment management firm, since April 1996. Mr. Klafter was counsel at White & Case, a law firm, from January 1, 1993 until December 1993, and a partner at White & Case from January 1994 until April 1996.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


RICHARD A. MANDEL
-----------------

ADDRESS: 28 Hilltop Road, Short Hills, New Jersey 07078

DATE OF BIRTH: September 1, 1962 (age 35)

CITIZENSHIP: United States

BUSINESS ADDRESS: Kennedy-Wilson International, 1270 Avenue of the Americas, Suite 1818, New York, New York 10020

EMPLOYMENT HISTORY: Mr. Mandel has been the President of the Brokerage Division of Kennedy-Wilson International, a real estate brokerage and investment firm, since December 1996. From October 1993 until December 1996, Mr. Mandel was a Managing Director in charge of the Asian Operations of Kennedy-Wilson International. From January 1, 1993 until October 1993, he was a Director of Jones Lang Wootton, a real estate brokerage firm.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: Mr. Mandel is a member of the Board of Directors of Kennedy-Wilson International.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


DANIEL SHUCHMAN
---------------

ADDRESS: 203 East 72nd Street, Apt. 7D, New York, New York 10021

DATE OF BIRTH: August 4, 1965 (age 32)

CITIZENSHIP: United States

BUSINESS ADDRESS: Gotham Partners Management Co. LLC, 110 East 42nd Street, 18th Floor, New York, New York 10017

EMPLOYMENT HISTORY: Mr. Shuchman has been an investment analyst at Gotham Partners Management Co. LLC, an investment management firm, since October 1994. Mr. Shuchman was an investment banker at Goldman Sachs & Co., an investment banking firm, from January 1, 1993 until August 1994.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


STEVEN S. SNIDER
----------------

ADDRESS: 1624 Foxhall Road, N.W., Washington, D.C. 20007

DATE OF BIRTH: December 31, 1956 (age 41)

CITIZENSHIP: United States

BUSINESS ADDRESS: Hale and Dorr LLP, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Snider has been a senior partner at Hale and Dorr LLP, a law firm.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


MARY ANN TIGHE
--------------

ADDRESS: 1320 York Avenue, Apt. 36B, New York, New York 10021

DATE OF BIRTH: August 24, 1948 (age 49)

CITIZENSHIP: United States

BUSINESS ADDRESS: Insignia/ESG, 200 Park Avenue, New York, New York 10166

EMPLOYMENT HISTORY: Since January 1, 1993, Ms. Tighe has been an Executive Managing Director and a member of the Executive and Strategic Planning Committees of Insignia/ESG, a commercial real estate firm.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


JAMES A. WILLIAMS
-----------------

ADDRESS: 3518 Franklin Road, Bloomfield Hills, Michigan 48382

DATE OF BIRTH: March 30, 1942 (age 55)

CITIZENSHIP: United States

BUSINESS ADDRESS: Williams, Williams, Ruby & Plunkett PC, 380 N. Woodward Avenue, Suite 380, Birmingham, Michigan 48009

EMPLOYMENT HISTORY: Since January 1, 1993, Mr. Williams has been the President of Williams, Williams, Ruby & Plunkett PC, a law firm. Mr. Williams has also been the Chairman of Michigan National Bank and Michigan National Corporation since November 1995.

DIRECTORSHIPS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(E)(2) OF REGULATION S-K: None.

INVOLVEMENT IN LEGAL PROCEEDINGS REQUIRED TO BE REPORTED PURSUANT TO ITEM 401(F) OF REGULATION S-K: None.


                                                                      EXHIBIT  C
                                                                      ----------


                           Description of the Proposal
                           ---------------------------

     To increase the number of Trustees on the Company's Board of Trustees from its current composition of nine members to fifteen members and to hold an election of Trustees to fill the newly-created positions along with the three seats whose terms are expiring.


                            Reasons for the Proposal
                            ------------------------

     Gotham Partners, L.P. and Gotham Partners II, L.P. ("Gotham") together are the Company's largest Beneficiaries, holding 7.18% of the outstanding shares of Beneficial Interest of the Company as well as options to acquire approximately an additional 1.78% of the shares which Gotham intends to exercise on or before the expiration date of the options.

     On July 14, 1997 Gotham sent a letter (the "Letter") to the Company's Trustees and the Directors of First Union Management, Inc. indicating concern with the Company's recently modified strategic plan. In addition, Gotham questioned management's ability to implement a strategy which would maximize the value of the Company's stapled-stock structure, given management's limited experience acquiring and managing operating businesses. Gotham's concerns arose primarily from (1) the Company's equity offerings which Gotham believes were ill-timed, poorly-executed and dilutive; (2) the price paid by the Company for Impark; and (3) the fact that Mr. Mastandrea has told Gotham that he is unwilling to enter into any transaction which would replace existing management with a new investor group and management team with the capital and experience to maximize the value of the Company's structure.

     In the Letter and a follow-up letter dated July 23, 1997, Gotham requested a meeting with the Trustees and Directors to discuss its concerns and proposals for maximizing the Company's value. These and future attempts by Gotham to meet with the Trustees and Directors have proven unsuccessful.

     The Company has stated that it intends to focus on purchasing parking assets. Despite its stated goal to acquire parking assets, the Company has used most of its financial resources ($292 million of $350 million invested in the third and fourth quarters of 1997) to acquire shopping malls which do not take advantage of the Company's stapled-stock structure. Based on management's record to date, Gotham believes that the Company has yet to demonstrate it is capable of implementing its own strategic plan.

     Mr. Mastandrea's record as Chairman, CEO, and President of the Company has been disappointing particularly when measured based on the Company's share price performance during his tenure. From the date he became Chairman of the Company on January 1, 1994 to the date prior to the Company's initial disclosure of its stapled-stock structure in its convertible preferred offering on October 24, 1996, the Company's common stock price DECLINED 27% (from $9.625 to $7).

     Since the Company's stapled-stock structure was publicly revealed in the preferred stock offering prospectus, the Company's common stock has appreciated substantially. Even if one includes the recent share price increase, the Company's stock has underperformed the other paired-shared REITs over Mr. Mastandrea's tenure with the Company. From January 1, 1994 to the present, while the Company's stock has appreciated by 69%, Starwood's stock has appreciated 451%, California Jockey/Patriot American's stock has appreciated 344% and Santa Anita/MediTrust's stock has appreciated 104%.

     Gotham believes that the existing Board of Trustees has done little to maximize shareholder value. Gotham believes this is largely due to the Board's lack of real estate expertise and insubstantial shareholdings in the Company. Mr. Mastandrea has publicly stated (Wachtell Lipton REIT conference, New York City, April 7, 1997) that he does not want his board members to own stock because the only way they can be truly independent is if they are not significant shareholders of the Company.

     Gotham believes that the best board members are those who are independent - INDEPENDENT OF MANAGEMENT, not INDEPENDENT OF SHAREHOLDERS' INTERESTS - and who have significant real estate and operating company investment experience and/or a substantial cash investment in the stock in the Company. Gotham believes its nominees better meet these criteria and can better represent the interests of the shareholders than the existing board.

     As a result, Gotham intends to seek shareholder support for its nominees. Gotham will seek majority representation on the Board of Trustees at the next Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof) and has nominated nine individuals (who are described in further detail in the accompanying nomination notice) to replace the three trustees whose terms are expiring and to fill a newly-expanded board.

     Upon gaining majority representation on the Company's Board of Trustees and after reviewing relevant information about the business and operations of the Company, Gotham expects that the new board will propose changes in the management of the Company, but has not presently identified new management. In addition, after careful analysis of various factors, in particular the value-maximization strategies of the other paired-share REITs, the new board may cause the Company to change its strategic direction, including, without limitation, identifying a strategic partner or partners, pursuing acquisitions in other real-estate-intensive operating businesses, disposing of non-core assets and/or seeking the sale of the Company in a single transaction or a series of transactions which would preserve and maximize the value of the Company's stapled-stock structure. Gotham does not currently have any specific plans regarding any of the foregoing.


                                                                      EXHIBIT  D
                                                                      ----------


                              Proponent Information
                              ---------------------


The following is the information required to be given pursuant to Article I, Sections 7(c)(iii), (iv) and (v) of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company") by a Beneficiary offering a nomination or proposal:

1. NAME AND ADDRESS OF THE BENEFICIARY MAKING THE PROPOSAL OR NOMINATION (THE "PROPONENT") AS THEY APPEAR IN THE SHARE TRANSFER BOOKS OF THE COMPANY:
     Gotham Partners, L.P., 110 East 42nd Street, New York, New York 10017

2. NAME AND ADDRESS OF ANY OTHER BENEFICIARY KNOWN BY THE PROPONENT TO BE SUPPORTING THE NOMINATION AND PROPOSAL: Gotham Partners II, L.P., 110 East 42nd Street, New York, New York 10017

3. THE CLASS AND NUMBER OF SHARES OF BENEFICIAL INTEREST OF THE COMPANY ("SHARES") OWNED BY THE PROPONENT: Gotham Partners, L.P. owns 1,998,301 Shares and holds an option to acquire 493,150 Shares.

4. THE CLASS AND NUMBER OF SHARES OWNED BY ANY BENEFICIARIES DESCRIBED IN PARAGRAPH 2 ABOVE: Gotham Partners II, L.P. owns 23,599 Shares and holds an option to acquire 6,850 Shares.

5. ANY FINANCIAL INTEREST OF THE PROPONENT IN THE PROPONENT'S PROPOSAL: Gotham has no interest in the Proposal other than its interest as an owner of Shares and an option to acquire Shares.

                           CERTIFICATION OF PROPOSAL


          Pursuant to Article I, Section 7 of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company"), the undersigned, Gotham Partners, L.P., a Beneficiary of the Company, hereby certifies that its proposal to be brought before the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), a copy of which is attached as Exhibit A hereto, does not conflict with or violate any provisions of the Declaration of Trust of the Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 8th day of January, 1998.

                           GOTHAM PARTNERS, L.P.

                           By: Section H Partners, L.P.,
                               its general partner

                               By: DPB Corporation,
                                   a general partner of Section H Partners, L.P.

                                   By:  /s/  David P. Berkowitz
                                      --------------------------------------
                                      David P. Berkowitz
                                      President


                               By: Karenina Corporation,
                                   a general partner of Section H Partners, L.P.

                                   By:  /s/  William A. Ackman
                                      --------------------------------------
                                      William A. Ackman
                                      President


                                                                      Exhibit A
                                                                      ---------

                                    Proposal
                                    --------


     Gotham Partners, L.P. ("Gotham Partners"), a Beneficiary of First Union Real Estate Equity and Mortgage Investments ("the Company"), meeting the qualifications set forth in Article I, Section 7 of the By-Laws of the Company, sets forth the following proposal to be considered by the Beneficiaries of the Company at the Company's 1998 Annual Meeting of Beneficiaries (or any Special Meeting of Beneficiaries held in lieu thereof):

Proposed, in accordance with Article VIII, Section 8.1 of the Company's Amended Declaration of Trust, dated July 25, 1986,

       (i) that the number of Trustees constituting the full Board of Trustees of the Company shall be determined at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof) to be fixed at fifteen (an increase of six members); and

      (ii) that two of the newly-created seats of the Board of Trustees of the Company be assigned to each of Class I, Class II and Class III; and

     (iii) that, at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), in addition to electing the three Trustees to fill the seats of the three Trustees in Class II whose terms are expiring, the Beneficiaries of the Company shall also elect six Trustees (two Trustees to each of Class I, Class II and Class III) to serve in the newly-created seats established in paragraph (ii) above.

                            CERTIFICATION OF NOMINEES


          Pursuant to Article I, Section 7(c) of the By-Laws of First Union Real Estate Equity and Mortgage Investments (the "Company"), the undersigned, Gotham Partners, L.P., a Beneficiary of the Company, hereby certifies that each of its nominees for election to the Board of Trustees of the Company at the 1998 Annual Meeting of Beneficiaries of the Company (or any Special Meeting of Beneficiaries held in lieu thereof), a list of whom is attached hereto as Exhibit A, meets all the qualifications for Trustees set forth in the Declaration of Trust of the Company, including, but not limited to, Section 8.10 thereof.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 8th day of January, 1998.

                           GOTHAM PARTNERS, L.P.

                           By: Section H Partners, L.P.,
                               its general partner

                               By: DPB Corporation,
                                   a general partner of Section H Partners, L.P.

                                   By:  /s/  David P. Berkowitz
                                      ------------------------------------------
                                      David P. Berkowitz
                                      President


                               By: Karenina Corporation,
                                   a general partner of Section H Partners, L.P.


                                   By:  /s/  William A. Ackman
                                      ------------------------------------------
                                      William A. Ackman
                                      President


                                                                       Exhibit A
                                                                       ---------
                                    Nominees
                                    --------



                               William A. Ackman

                               Daniel J. Altobello

                               David P. Berkowitz

                               Stephen J. Garchik

                               David S. Klafter

                               Richard A. Mandel

                               Daniel Shuchman

                               Steven S. Snider

                               Mary Ann Tighe

                               James A. Williams